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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56961) of Brigham Exploration Company and in the Registration Statement on Form S-8 (No. 333-70137) of Brigham Exploration Company of our report dated March 6, 1998, except as to Note 11 which is as of February 27, 1999, which appears on page F-15 of this Form 10-K/A of Brigham Exploration Company.

                                            PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 27, 1999